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                                                                    Exhibit 10.2

                              EMPLOYMENT AGREEMENT

          This agreement is made as of the 2nd day of September, 1998 by and between Frontline Communications Corporation (the "Company"), and AMY WAGNER ("Employee").

         WHEREAS, the Employee acknowledges that her talents, knowledge and services to the Company are of a special, unique, and extraordinary character and are of particular and peculiar benefit and importance to the Company; and

         WHEREAS, the Company desires to obtain assurances that the Employee will devote her best efforts to her employment with the Company and that she will not solicit other employees of the Company to terminate their relationships with the Company; and

         WHEREAS, the continued availability of Employee's services is regarded by the Company as vitally important to its continued corporate growth and success, and Employee desires to formalize her employment with employer and to maximize the security of her position.

         NOW, THEREFORE, in consideration of the employment by the Company of the Employee and mutual covenants and conditions contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:

         1. EMPLOYMENT: The Company agrees to employ Employee in the executive capacity of Vice President and Corporate Counsel, and Employee accepts employment upon the terms and conditions set forth herein.

         2. TERM: Subject to the provisions for termination as provided herein, the term of this agreement shall begin on September 2nd, 1998 and shall terminate on September 2, 2001. This agreement shall be automatically renewed for successive one (1) year terms unless either party gives notice of its intention not to renew no less than thirty (30) days prior to the expiration of the existing term.

         3. COMPENSATION: As compensation for the services to be rendered by Employee, the Company agrees to provide employee with a base salary at the annual rate of not less than ninety-eight thousand dollars ($98,000). The Board of Directors shall meet at least annually for the purpose of determining employee's annual base salary based upon the apparent value of her services. The payment of the above amount shall constitute full satisfaction and discharge of the obligations of the Company under this agreement, but are without prejudice to Employee's rights under any employee benefit plan heretofore or hereafter provided by the Company.

         In addition hereto,  upon execution of this agreement  employee shall be issued seventy-five thousand (75,000) of the Company's stock options, which shall vest to the employee as follows: fifteen thousand (15,000) upon the execution hereof; twenty-five thousand (25,000) at the one year anniversary date of employee's employment with the Company; and thirty-five thousand (35,000) at the two year anniversary date of employee's employment with the Company, pursuant to and in accordance with the standard Company stock option plan and the employee's stock option agreement with the Company. The vesting of the employee's options shall be subject to shareholder approval of an increase in the Company's stock option plan, if necessary, and shall also be subject to the provisions of paragraph 11 of this Agreement.
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         4. DUTIES: Employee shall serve as Vice-President and Corporate Counsel of the Company, and shall assume other duties as the Board of Directors may assign.

         Employee agrees that she will at all times faithfully, industriously and to the best of her ability, experience and talents, perform all of the duties that may be required of and from her pursuant to the express and implicit terms of this agreement, to the reasonable satisfaction of the Company. Such duties shall be rendered at the Company's facility located at Rockland County, New York and at such other place or places within or without the State of New York as the Company shall in good faith require or as the interest, needs, business, or opportunities of the Company shall require.

         5. EXPENSES: Employee is authorized to incur reasonable expenses on behalf of the Company in performing her duties, including expenses for general administration of the Company's office, travel, transportation, entertainment, gifts and similar items, which expenses shall be paid, or reimbursed to Employee, by the Company, provided that the Employee furnishes to the Company appropriate supporting documentation of such expenses, and further provided that this authorization to incur such expenses is not hereafter withdrawn or otherwise restricted by the Board of Directors. Additionally, Employee shall receive a vehicle use and maintenance allowance of $400 per month, either paid directly to the employee, or paid pursuant to Employee's instructions, the use of a Company mobile telephone for Company business, and an annual membership in the Blue Hill Fitness Center..

         6. VACATIONS: Employee shall be entitled each calendar year to a vacation of twenty (20) weekdays, no two of which need be consecutive, during which time compensation shall be paid in full. The Company shall not be required to compensate Employee for Vacation days not taken by the Employee in any given year, and the Employee cannot accrue or accumulate unused vacation days in subsequent years. Employee shall endeavor in good faith to schedule such vacation leave at times and in a manner which does not unreasonably impede the operation of the Company.

         7. BONUSES: The Company may, but shall not be obligated to, pay to the Employee, in addition to her base salary, a cash bonus. Payment of any such bonus, and the amount of any such bonus shall be at the sole discretion of the Board of Directors.

         8. EMPLOYEE MANUAL: The Company has established an Employee Manual, receipt of which is hereby acknowledged by the Employee, which manual, as the same may from time to time be amended or supplemented at the Company's sole discretion, is hereby incorporated in and made a part of this agreement.

         9. EMPLOYEE BENEFITS: The Employee shall be entitled to participate in any qualified Stock Option Plan, Pension Plan, qualified Profit Sharing Plan, Group Term Life Insurance Plan, Employee Health Plan, and any other employee benefit plan currently in place or that may be established by the Company, such participation being in accordance with the terms of any such plans, and such participation shall be available only upon the Company having or establishing such plans. Employee shall be provided with the Company's existing health insurance plan, at a cost to the employee of no more than that paid by other Executive level employees (currently being 5% of the cost of such coverage). Employee shall be reimbursed up to 95% of the cost of gap health coverage during any required waiting period under the Company plan.
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         10. TERMINATION: A. The Company may at any time terminate the employment of the Employee for cause upon written notice to Employee. Cause shall exist if the act(s) or conduct of the Employee make it unreasonable to require the Company to continue to retain Employee in its employment, such as, but not limited to, improper disclosure of any information concerning any matter affecting or relating to the Company or the business of the Company, dishonesty, activities harmful to the reputation of the Company, refusal to perform or neglect of the substantive duties assigned to Employee, or breach of any of the provisions of this agreement. If Employee is terminated for cause, she shall be entitled to no severance pay and shall be entitled to no bonus payment that might otherwise be owed to her even if she worked for the entire year. In the event of termination under this section, the Company shall pay Employee all amounts which are then accrued but unpaid within thirty (30) days after the date of notice. Employer shall have no further or additional liability to Employee.

         B. The Employee may only terminate this agreement and her employment with the Company upon prior approval of a majority of the Board of Directors.

         11. CHANGE IN OWNERSHIP OR CONTROL OF COMPANY: A. Upon a change in the ownership or effective control of the Company, the Employee shall be paid, as additional compensation, an amount equal to 295% of the Employee's annual base salary at the time of any such change in ownership or effective control of the Company. Such amount shall be paid within thirty (30) days of the happening of such change in ownership or effective control of the Company. Additionally, upon such change in ownership or effective control of the Company, all Company stock options issued to the employee, but not yet vested, shall immediately vest.

         B. The Employee shall have the right, at any time following a change in the ownership or effective control of the Company, to terminate this employment agreement, upon fourteen (14) written notice to the Company.

         C. For purposes of this paragraph, a "change in the ownership or effective control of the Company" shall mean the happening of any of the following events:

         (1). Any person (as that term is defined in Section 13(d) of the Securities and Exchange Act of 1934, as amended) is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 35% or more of the combined voting power of the Company's then outstanding voting securities, or such lesser amount as is sufficient to obtain a controlling interest in the Company;

         (2). In any one year period, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a least a majority thereof at or prior to the conclusion of such one year period;
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         (3). The sale, transfer and/or assignment of a substantial portion of the assets of the Company.

         12. DISABILITY: If Employee is unable to perform her services by reason of illness or incapacity for a period of more than eight (8) consecutive weeks the compensation otherwise payable during the continued period of illness or incapacity shall be reduced by fifty (50%) percent. Employee's full compensation shall be reinstated upon her return to employment and the discharge of her full duties. Notwithstanding the foregoing, \the Company may terminate this agreement at any time after Employee has been absent from employment, for whatever cause, for a continuous period of more than ninety calendar days and all obligations of the Company shall cease upon that termination.

         13. CONFIDENTIALITY: The Employee will not at any time during or after her employment with the Company, directly or indirectly, divulge, disclose, disseminate, sell, exchange or communicate to any person, firm, or corporation in any manner whatsoever, other than in the normal course of performing her duties for the Company, any information concerning any matter affecting or relating to the Company or the business of the Company. The Employee specifically agrees and recognizes that all information, whether written or otherwise, regarding the Company's business, including but not limited to, information regarding customers, customer lists, employees, employee salaries, costs, prices, services, formulae, compositions, machines, equipment, apparatus, systems, processes, manufacturing procedures, operating procedures, operations, potential acquisitions, new location plans, prospective and executed contracts, prospective projects and other business arrangements, and sources of supply, is presumed to be important, material and confidential information of the Company for purposes of this agreement, except to the extent that such information may be otherwise lawfully and readily available to the general public. Employee agrees that all of this information is a trade secret owned exclusively by the Company which shall at all times be kept confidential. Employee will at no time, either during her employment with the Company or at any time thereafter, employ or make use of, for her own profit or the profit of any person, firm or corporation other than the Company, any of the trade secrets acquired by him during or as a result of her employment with the Company.

                  The Employee agrees that any business opportunity, any patentable device, apparatus, method, process or manner of manufacturing, and any other invention, equipment, machinery, process or device, that Employee discovers, develops, invents or becomes aware of during the period of her employment with the Company, shall be the sole and exclusive property of the Company, and shall be used solely and exclusively for the benefit of the Company. The Employee agrees to promptly turn over, and to make full and prompt disclosure of, all such information, devices, inventions, processes, and methods to the Company. The Employee will not disclose to any person or persons other than the proper officer of the Company any such information, device, process, invention or method discovered while in the employ of the Company. The above provision shall be applicable even though the discovery is made by Employee outside working hours fixed by the Company and/or outside the place of employment furnished by the Company.

         14. NON-COMPETITION / NON-SOLICITATION:For a period of two (2) years after termination of her employment with the Company, the Employee agrees that she shall not directly or indirectly, without the prior written consent of the Company, and whether as an individual, proprietor, stockholder, partner, officer, director, employee or otherwise, or in any other capacity whatsoever:

         A. Engage in any business which is competitive with that of the
Company;
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         B. Solicit or entice any officer, director, employee or other individual to leave her or her employment with the Company, or to compete in any way with the business of the Company, or to violate the terms of any employment, non-competition, confidentiality or similar agreement with the Company.

         15. REMEDIES: Without limiting the rights of the Company to pursue any and all other legal and equitable remedies that might be available to it as a result of any violation by the Employee of the covenants in this agreement, it is agreed that:

         A. The services to be rendered by Employee under this agreement are of a special, unique, unusual and extraordinary character which give them a peculiar value, and the loss of those services cannot be reasonably and adequately compensated in damages in an action at law; and

         B. Remedies other than injunctive relief cannot fully compensate the Company for violation of paragraphs "13" and "14" of this Agreement.

                  Accordingly, the Company shall be entitled to injunctive relief to prevent violations of such paragraphs or continuing violations thereof. All of Employee's covenants in and obligations under paragraphs "13" and "14" of this agreement shall continue in effect notwithstanding any termination of Employee's employment, whether by the Company or by the Employee, upon expiration or otherwise, and whether or not pursuant to the terms of this agreement.

         16. NOTICES: All notices required or permitted to be given under this agreement shall be sufficient if in writing and if sent by certified mail, return receipt requested, to the Employee at her residence as indicated in Company personnel records, or at such other address designated by the Employee, and to the Company at its principal office currently located at Rockland County, New York.

         17. SUCCESSORS AND ASSIGNS: This agreement shall be binding upon and shall inure to the benefit of the parties, their successors, assigns and all other successors in interest.

         18. CHOICE OF LAW: This agreement shall be governed by and construed in accordance with the laws of the State of New York.

         19. ENTIRE AGREEMENT: This agreement contains the entire agreement of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

         20. WAIVER: The waiver of any breach of any provision of this agreement by either party shall not operate or be construed as a subsequent waiver by either party of any term or condition of this agreement.

         21. HEADINGS: The headings in this agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this agreement.
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         22. SEVERABILITY: The parties intend and agree that each covenant and condition contained in this agreement shall be a separate and distinct covenant. If any provision of this agreement is found to be invalid, illegal, or unenforceable, the remaining provisions shall not be affected.

         IN WITNESS THEREOF, the parties have executed this agreement as of the date written above.

                                           Frontline Communications Corporation


                                           by: /s/ Stephen J. Cole-Hatchard
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                                                   Stephen J. Cole-Hatchard
                                                   President/CEO

                                               /s/ Amy Wagner
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                                                   Amy Wagner
                                                   Employee